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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 14, 2004

                          ATLAS PIPELINE PARTNERS, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                       1-14998                  23-3011077
-----------------------             -----------            -------------------
(State of incorporation             (Commission             (I.R.S. Employer
or organization)                    File Number)           Identification No.)


               311 Rouser Road, Moon Township, Pennsylvania 15108
               --------------------------------------------------
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (412) 262-2830

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events and Regulation FD Disclosure.
         -----------------------------------------

         On July 14, 2004, we entered into an underwriting agreement (the "Underwriting Agreement") with Lehman Brothers, Inc., A.G. Edwards & Sons, Inc., Friedman Billings Ramsey & Co., Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc. and Sanders Morris Harris Inc. for the sale of 2,100,000 of our common units representing limited partner interests, plus up to 315,000 additional common units to cover over-allotments, at such initial public price per share, less underwriting discounts, as is provided in the Underwriting Agreement (the "Offering"). The Underwriting Agreement is attached as an Exhibit to this Current Report on Form 8-K.

         On July 15, 2004, in connection with the Offering we filed a prospectus supplement pursuant to Rule 424(b)(5). Opinions delivered in connection with the Offering regarding the legality of the shares offered and certain tax matters are attached as exhibits to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)   Exhibits

               1.1  Underwriting Agreement dated July 14, 2004.

               5.1 Opinion of Ledgewood Law Firm, P.C. as to the legality of the securities being registered.

               8.1  Opinion of Ledgewood Law Firm, P.C. relating to tax matters.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ATLAS PIPELINE PARTNERS, L.P.

                                          By: Atlas Pipeline Partners GP, LLC
                                              Its General Partner
Date: July 15, 2004
                                          By: /s/ Freddie M. Kotek
                                              -------------------------------
                                              Freddie M. Kotek
                                              Chief Financial Officer